Exhibit 99.1

CEO CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, W. Douglas Parker, the Chief Executive Officer of America West Holdings Corporation (the “Company”) hereby certifies that, to the best of his knowledge:

     1.     The Company’s Annual Report on Form 10-K for the period ended December 31, 2002, and to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

     2.     The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     In Witness Whereof, the undersigned has set his hand hereto as of the 31st day of March, 2003.

/s/ W. Douglas Parker

W. Douglas Parker
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to America West Holdings Corporation and will be retained by America West Holdings Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K, irrespective of any general incorporation language contained in such filing.)